LLS Litton Loan Servicing                            4828 Loop Central Drive
                                                           Houston, TX 77081
                                                     Telephone  713-966-8966
                                                           Fax  713-218-4595
                                                          www.littonloan.com


                       SERVICER COMPLIANCE STATEMENT

                   Citigroup Mortgage Loan Trust 2007-AMC3


The undersigned officer of Litton Loan Servicing LP provides the Annual Statement as to Compliance as required by the Pooling and Servicing Agreement for the above referenced security and certifies that (i) a review of the activities of the Servicer during the reporting period and of performance under this Agreement has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects for the reporting period.



Date:   March 3, 2008


                                 s/ Elizabeth Folk
                                 --------------------------------
                                    Elizabeth Folk
                                    Senior Vice President and
                                    Chief Financial Officer
                                    Litton Loan Servicing LP